Exhibit 32.02

CERTIFICATION PURSUANT TO

THE SARBANES-OXLEY ACT OF 2002

CHIEF FINANCIAL OFFICER

I, Seth Lukash, certify that:

In connection with the Quarterly Report on Form 10-Q/A of Tumbleweed Holdings, Inc. for the quarter ending September 30, 2014 (the "Report"), the undersigned officer of the Company, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 23, 2015

/s/ Seth Lukash

Seth Lukash
Interim Chief Financial Officer